Exhibit 99.1

Dollar Tree To Webcast Sixth Annual Capital Markets Conference

CHESAPEAKE, Va. - September 15, 2006 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's largest $1.00 discount variety store chain, will be webcasting its Sixth Annual Capital Markets Conference on September 19, 2006. Members of senior management will discuss the Company's business and growth plans. This webcast is scheduled to begin at approximately 11:00 a.m. EDT and will be available live on the Company's website, www.DollarTree.com/medialist.cfm. A replay of the webcast will remain available for one week following the event.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com

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